Exhibit 10.1

POKERTEK, INC.
1150 Crews Road, Suite F
Matthews, North Carolina 28105

Information Regarding Offer to Cancel and Reissue Options

PokerTek, Inc., a North Carolina corporation (the “Company”), is hereby offering to certain employees, officers directors and consultants the opportunity to exchange certain specified outstanding options to purchase shares of PokerTek common stock previously granted under the PokerTek, Inc. 2004 Stock Incentive Plan, the PokerTek, Inc. 2005 Stock Incentive Plan and the PokerTek, Inc. 2007 Stock Incentive Plan (collectively referred to as the “Prior Plans”) that have an exercise price per share equal to or greater than $1.00 (referred to as Eligible Options”) for the grant of a new option to purchase shares of PokerTek common stock (referred to as “New Options”). Each New Option will be issued under the PokerTek, Inc. 2009 Stock Incentive Plan, and will have an exercise price equal to the closing bid price per share of PokerTek common stock, as reported by NASDAQ, on the date of the grant (referred to as the “New Option Grant Date”). Each new Option will have a ten-year term and will be unvested on the New Option Grant Date and vest semi-annually over a period of three years, beginning on the New Option Grant Date.

We have issued stock options under the Prior Plans as a means of promoting the long-term success of our business by encouraging our employees, officers, directors and consultants to devote their abilities and industry to the Company at high levels of performance. However, our Board of Directors has determined that many of our employees, officers, directors and consultants have outstanding stock options with exercise prices that are significantly higher than the current market price per share of our common stock. These options are commonly referred to as being “underwater.” As a result, these stock options have little or no current value as an incentive to retain and motivate our employees, officers, directors and consultants.

We intend to remedy this situation by providing certain employees, officers, directors and consultants with an opportunity to exchange Eligible Options for New Options granted under the 2009 Plan. By making this offer, we intend to provide certain employees, officers, directors and consultants with the opportunity to hold options that over time may have a greater potential to increase in value, and thereby create better incentives for our employees, officers, directors and consultants to remain with the Company and contribute to the attainment of our business and financial objectives.

If you elect to participate, we are offering one New Option under the 2009 Plan for every Eligible Option surrendered for cancellation as listed in the Eligible Options Election Form and pursuant to this letter. On September 11, 2009, the date of this offer, the last reported sale price per share of PokerTek common stock, as reported on NASDAQ was $0.81 per share, which is the strike price of the New Options being offered pursuant to this letter.  The New Options will vest semi-annually over a three-year period as outlined in the 2009 Stock Incentive Plan Stock Option Agreement.

September 11, 2009

This offer is not conditioned upon a minimum number of outstanding options being submitted for exchange or a minimum number of Eligible Optionholders participating. However, if you elect to participate in this offer, you must tender the specified Eligible Options that you hold as listed on the accompanying Elections Form. If you choose not to tender your outstanding Eligible Options, you will continue to hold your Eligible Options on the same terms under which they were originally granted. In addition, we are only making offers to 10 Eligible Optionholders in total, and if a holder does not participate, we cannot make any additional offers.

The New Options issued to participants are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9). They, and the underlying shares of common stock for which they are exercisable, will be “restricted securities” unless the same are registered. The Company currently has no plan to effect a registration of the options or the underlying shares of common stock.

If you wish to tender your specified Eligible Options, you must sign in the place provided below and complete and sign the accompanying Election Form and deliver them both to us so that we receive them no later than 12:00 p.m., Eastern Time, on September 21, 2009.

By Mail or Courier: By Hand:
PokerTek, Inc. Attention: Kathi Fath
Attention: Kathi Fath
1150 Crews Road, Suite F
Matthews, NC 28105

By Facsimile:	By E-mail:
PokerTek, Inc.	kathi.fath@pokertek.com
Attention: Kathi Fath
Facsimile: (704) 849-9148

Neither PokerTek, Inc. nor our Board of Directors makes any recommendation as to whether or not you should tender or refrain from tendering your Eligible Options. You must make your own decision whether to tender you eligible Options. You should consult your personal outside advisor(s) if you have questions about your financial or tax situation as it relates to this offer.

THIS OFFER LETTER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, OR AN STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER LETTER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

September 11, 2009

If you have any questions or comments, please do not hesitate to contact us by calling Kathi Fath at (704) 849-0860.

Very truly yours,

POKERTEK, INC.

By /s/ Mark D. Roberson
Mark D. Roberson
Acting Chief Executive Officer and
Chief Financial Officer

AGREED TO AS OF
THE DATE FIRST
WRITTEN ABOVE:

_______________________________________
Print Name:

PokerTek, Inc.

ELIGIBLE OPTIONS ELECTION FORM

Please complete the information requested below and indicate whether or not you wish to exchange your Eligible Options for New Options in accordance with the terms and conditions of the Offer Letter.

Name and Address (Please print)

Name:

Street Address:

City and State:

Zip Code:

Social Security Number:

Please check only ONE of the following two choices:

☐	I wish to tender the following Eligible Options pursuant to the terms set forth in the Offer Letter dated September 10, 2009.

Option Grant Date	Original Strike Price	Number of Options Granted

☐	I do not wish to participate in the offer.

PLEASE READ THE TERMS OF THE FOLLOWING PAGE, AND RETURN YOUR COMPLETED, SIGNED AND DATED ELECTION FORM TO POKERTEK IN ACCORDANCE WITH THE INSTRUCTIONS IN THE OFFER LETTER.

By signing below, I understand and agree that:

           (1)           I have received a copy of the Offer Letter, dated September 10, 2009 and the Election Form (the “Offer Materials”). I have read, understand and agree to be bound by all of the terms and conditions of the Offer Materials.

           (2)           I understand that, upon acceptance by Pokertek, this Election Form will constitute a binding agreement between PokerTek and me with respect to all of my Eligible Options that are accepted for cancellation and exchange.

           (3)           I understand that if I validly tender all of my Eligible Options, and such Eligible Options are accepted for cancellation and exchange, I will receive New Options to acquire the same number of shares of PokerTek common stock that were underlying my Eligible Options at the time of the exchange, and I will lose all of my rights to purchase any shares under such Eligible Options.

           (4)           PokerTek has advised me to consult with my own legal, accounting and tax advisors as to the consequences of participating or not participating in this exchange offer before making any decision whether to participate.

           (5)           I understand that participation in the offer will not be construed as a right to my continued employment or service with PokerTek for any period, and that my employment or service can be terminated at any time by me or PokerTek, with or without cause or notice, in accordance with the terms of my employment.

           (6)           I understand that PokerTek may extend, amend, withdraw or terminate the offer and postpone its acceptance and cancellation of my Eligible Options that I have tendered for exchange. In any such event, I understand that the Eligible Options tendered for exchange but not accepted will remain in effect with their current terms and conditions.

           (7)           I understand that my elections pursuant to this Election Form will survive my death or incapacity and will be binding upon my heirs, personal representatives, successors and assigns.

Name	Date and Time